                                                                    Exhibit 10.1

                               SUBLEASE AGREEMENT

     SUBLEASE  AGREEMENT  ("SUBLEASE"),  made as of this 7 day of March 2006, by and between  WorldTravel  Partners I, LLC, a Georgia limited  liability  company
("SUBLANDLORD"),  having an office at 1055 Lenox Park Blvd., Suite 420, Atlanta,
Georgia 30319, and Health Benefits Direct  Corporation,  a Delaware  corporation
("SUBTENANT"),  having an office at 2900 Gateway Drive,  Pompano Beach,  Florida
33069.

                                   WITNESSETH

     WHEREAS,  by  Agreement of Lease dated  October 5, 2000 (the  "OVERLEASE"),
1120 Avenue of the  Americas  Associates,  as landlord  ("LANDLORD"),  leased to
Sublandlord,  as tenant, a portion of the 7th Floor ("DEMISED  PREMISES") at the building  known as 1120  Avenue of the  Americas,  New  York,  New York (a true, correct and complete copy of the Overlease  having been furnished by Sublandlord to  Subtenant,  and the  parties  having  initialed  the first  page  thereof to evidence such delivery); and

     WHEREAS, Avenue of the Americas Associates has succeeded to the interest of
Avenue  of the  Americas,  LLC in  the  Overlease  pursuant  to  the  terms  and conditions of the Overlease; and

          WHEREAS,   Subtenant  now  desires  to  sublet  from  Sublandlord  and
Sublandlord  is willing to sublet to  Subtenant a portion of the entire  Demised
Premises,  as shown on the floor plan  annexed  hereto as  EXHIBIT  "A" upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained,
Sublandlord and Subtenant agree as follows:

1.   Sublandlord  hereby leases to Subtenant and Subtenant hereby subleases from
Sublandlord,  approximately  13,773  square feet located on the 7th floor of the
Demised  Premises  upon  the  terms   hereinafter   contained  and  subject  and
subordinate to the Overlease.

2.   The term of the Sublease  shall  commence on the later of (i) March 1, 2006 or (ii) the date  that is ten (10)  days  from the date on which  Subtenant  and
Sublandlord  shall  have  delivered  execution  copies of this  Sublease  to one another  and  Sublandlord  has  delivered  Landlord's  Consent  (as  hereinafter defined) and  Sublandlord's  work is  substantially  complete (as per Exhibit B)
(the later of such dates, the "COMMENCEMENT  DATE") and end on December 30, 2010
(the "EXPIRATION DATE") or on such earlier  termination date pursuant to (a) the terms contained herein,  (b) law or (c) the terms of the Overlease.  Sublandlord
shall  deliver   possession  of  the  Demised   Premises  to  Subtenant  on  the
Commencement Date broom clean, vacant and free of all tenants and occupants, and shall deliver to Subtenant  all keys and card keys for the Demised  Premises and codes to all locks.

3.   (a)  Subtenant  shall  pay  to  Sublandlord,   as  minimum  rent,   without
deduction,  setoff, notice or demand at WorldTravel Partners, 6 West Druid Hills

Drive, 7th Floor,  Atlanta Georgia 30329, Attn. Allan Conlan,  Controller,  base rent,  at the annual  rates set forth  below  ("Base  Rent"),  in equal  monthly installments  (but  prorated for any partial month based on the actual number of days in said month), in advance, on the first day of each and every month of the term,  except that the first month's rent shall be paid when Landlord's  Consent is obtained:

          (i)    $303,006.00  per annum from the  Commencement  Date through the date which is the day  immediately  preceding  the first  (1st)
                 anniversary of the Commencement Date;

          (ii)   $312,096.24  per  annum  from  the  first  anniversary  of  the
                 Commencement Date through the date which is the day immediately preceding  the second  (2nd)  anniversary  of the  Commencement
                 Date;

          (iii)  $321,459.12  per annum for the  period  from the  second  (2nd)
                 anniversary of the Commencement  Date through the date which is the day  immediately  preceding the third (3rd)  anniversary of the Commencement Date;

          (iv)   $331,102.92  per annum from the third (3rd)  anniversary of the
                 Commencement Date through the date which is the day immediately preceding  the fourth  (4th)  anniversary  of the  Commencement
                 Date;

          (v)    $341,035.92  per annum for the  period  from the  fourth  (4th)
                 anniversary  of the  Commencement  Date through the  Expiration
                 Date.

     (b)  Subtenant shall pay Tenant's Tax Payment (as defined in the Overlease)
pursuant  to the terms of the  Overlease,  except  that the term "Base Tax Year"
shall  mean,  for the  purposes of this  Sublease,  the tax year ending June 30,
2006. Subtenant's proportionate share shall mean 2.5%. Sublandlord shall furnish to Subtenant all such  documentation as shall be necessary to substantiate  such
Tenant's  Tax Payment and  Subtenant  shall have all such rights and remedies as
Sublandlord may have under the Overlease to contest such Tenant's Tax Payment or to obtain any refunds with respect to Tenant's  Tax Payment.  If Landlord  shall issue to  Sublandlord  any credit or refund in respect of Taxes  relating to any part of the term of this Sublease,  Sublandlord shall (a) provide Subtenant with a copy of the supporting  documentation  received by Sublandlord and (b) give to
Subtenant a credit or refund to the extent  allocable  to  Tenant's  Tax Payment paid by Subtenant.

     (c)  Electricity shall be billed to Subtenant as "Additional Rent" pursuant to the terms of the Overlease.  Subtenant  shall pay for electricity at the same per square foot rate  Sublandlord  pays  multiplied by 1.437 (to accommodate for the additional hours) adjusted for the square footage of the Demise Premises.

     (d)  All such other sums of money  (other than Base Rent and  Tenant's  Tax
Payment)  as shall  become  due from and  payable  pursuant  to the terms of the
Overlease as a result of Subtenant's acts in the Demised Premises or as a result of services  provided by Landlord to Subtenant  shall be deemed  Additional Rent for which default in payment of such amounts shall  entitle  Sublandlord  or its agent to the same  rights and  remedies  as for a default in the payment of Base
Rent.

4.   Notwithstanding  anything to the contrary  hereinabove set forth, the first two (2) monthly  installments of Base Rent accruing under this Sublease shall be abated by the sum of $ 25,250.50per month (for a total abatement of $50,501.00).

5.   Subtenant shall use and occupy the Demised  Premises for the uses permitted under  Article  2 of the  Overlease,  as  amended  by  Section  45 (c)(i) of the
Overlease, and for no other purposes or uses.

6.   Subtenant  agrees that it is  subleasing  the Demised  Premises "as is" and that Sublandlord has not made any  representations or warranties  concerning the condition  of the Demised  Premises  and that  Sublandlord  is not  obligated to perform any work to prepare  the Demised  Premises  for  Subtenant's  occupancy.
Notwithstanding the foregoing,  Sublandlord represents and warrants that, to the best of  Sublandlord's  knowledge,  as of the  Commencement  Date,  the  Demised
Premises comply with all laws, ordinances,  rules, codes, orders and regulations of all applicable governmental,  public or quasi-public  authorities.  Subtenant acknowledges  that it is not authorized to make or do any  improvements in or to the Demised  Premises except as permitted by the provisions of this Sublease and the Overlease and that it must deliver the Demised  Premises to  Sublandlord  on the  Expiration  Date in the condition  required by the  Overlease,  except that
Subtenant shall not be required to remove any  alterations or improvements  made to or  fixtures  in the  Demised  Premises  in the nature of a  standard  office installation  and provided  that  Landlord  waives such removal  requirement  in connection  with  Landlord's  Consent.  Any  alterations or  improvements to the
Demised  Premises  shall be subject to the approval of  Landlord,  to the extent such approval is required pursuant to the terms of the Overlease.

7.   (a)  Prior  to the  Commencement  Date  (but not  prior  to the  date  that
Landlord's  Consent is  obtained),  Subtenant  shall  deposit as  security  with
Sublandlord,  a letter of  credit  (as  provided  below),  in the  amount of One
Hundred Fifty One Thousand,  Five Hundred Three  ($151,503)  Dollars as security for  Subtenant's  faithful  performance  of  Subtenant's  obligations  hereunder
("Security Deposit"). If Subtenant fails to pay Base Rent and Additional Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may, upon seven (7) days prior written notice to Subtenant (and provided no cure has been effected  during such 7-day period), use or apply all or any portion of the  Security  Deposit for the payment of any rent or other  amount then owed  hereunder  and  unpaid,  for the payment of any other sum for which  Subtenant  may become  obligated  by reason of  Subtenant's default or breach.  If Sublandlord so uses any portion of the Security  Deposit,
Subtenant  shall,  within ten (10) days  after  written  notice by  Sublandlord, restore  the  Security  Deposit to the full  amount  originally  deposited,  and
Subtenant's  failure to do so shall  constitute a default  under this  Sublease.
Within thirty (30) days after the Expiration Date or the date that Subtenant has vacated the Demised  Premises so long as Subtenant is not then in default of any of its obligations  hereunder,  the Security  Deposit or so much thereof has had not theretofore been applied by Sublandlord, shall be returned to Subtenant.

     (b) As  provided  for in Section  7(a)  hereof,  Subtenant  may  deliver to
Sublandlord and shall thereafter,  except as otherwise provided herein, maintain in effect at all times during the term hereof,  a clean,  irrevocable  letter of credit, in form and substance satisfactory to Sublandlord,  in the amount of the security  required  pursuant to Section 7(a) above,  issued by Citizens Bank, or another  commercial  bank  reasonably  satisfactory  to Sublandlord and having a licensed  branch or agency in the State of New York.  The letter of credit shall
(i)  provide  that  Sublandlord  may draw  upon the  same at a bank  located  in
Manhattan, (ii) be payable on presentation of Sublandlord's sight draft, without any further  documentation,  certification or  representation,  except that each sight draft shall be accompanied by a statement from Sublandlord that either (A)
"Subtenant is in default  beyond  applicable  notice and cure periods under that certain Sublease dated as of March 7, 2006, between WorldTravel Partners I, LLC, as Sublandlord,  and Health Benefits  Direct  Corporation,  as Subtenant" or (B)
"Subtenant  has  failed  to  procure  timely a  replacement  letter of credit as required  under  Section 7 of that certain  Sublease  dated as of March 7, 2006, between WorldTravel Partners I, LLC, as Sublandlord,  and Health Benefits Direct
Corporation,  as Subtenant," (iii) be assignable by Sublandlord  without charge,
(iv) have an expiry date of not less than one (1) year, and (v) permit  multiple
drawings.   The  letter  of  credit  shall  provide  that  it  shall  be  deemed automatically  renewed,  without amendment,  for consecutive  periods of one (1)
year each thereafter  during the term of this Sublease through the date which is at least forty-five (45) days after the Expiration Date, unless the issuing bank notifies Sublandlord by certified mail, return receipt requested,  not less than thirty  (30) days  prior to the  then-current  expiration  date of the letter of credit that it has elected not to renew the letter of credit.  Sublandlord shall have the right, upon receipt of such non-renewal  notice (and provided Subtenant has not previously  tendered to Sublandlord a replacement letter of credit),  to draw the full amount of the letter of credit and shall  thereafter hold or apply the cash proceeds of the letter of credit in accordance  with the  provisions of this Section 7.  Notwithstanding any other rights of Sublandlord under the terms of the Sublease,  if Sublandlord uses, applies or retains any part of the letter of credit as permitted  under  Section 7(a) above,  Subtenant  shall upon demand deposit with  Sublandlord the amount so applied or retained so that  Sublandlord shall  have the full  Security  Deposit  on hand at all  times  during  the term hereof.

8.   (a)  Subtenant  hereby  covenants and agrees to perform and comply with all the terms,  conditions  and covenants of the Overlease on the part of the Tenant therein named and agrees that,  except as set forth in Section 8(c) hereof,  all of the terms and conditions of the Overlease are hereby  incorporated  herein by reference  with the same force and effect as if herein set forth in full. In the event of any  inconsistency  between this Sublease and the Overlease,  the terms and conditions of the Overlease  incorporated  herein shall  prevail,  provided, however,  the  foregoing  shall not be deemed to amend or modify the business or other financial terms of the sublease transaction contemplated hereby including, without limitation, the Base Rent set forth in Section 3 hereof.

     (b)  Wherever the term "TENANT" occurs in said Overlease, the same shall be deemed to refer to Subtenant.  Wherever the term "LANDLORD" OR "OWNER" occurs in said Overlease,  the same shall be deemed to refer to Sublandlord.  Whenever the term "FIXED RENT",  "FIXED  ANNUAL"  "RENT" occurs in said  Overlease,  the same shall be deemed to refer to Base Rent. Whenever the term "lease", occurs in said
Overlease, the same shall be deemed to refer to this Sublease.

     (c)  The following  provisions of the Overlease are not incorporated herein and shall not apply to this Sublease:  Overlease Sections 1, 34 and Rider No. 2,
39 (b), 39 (e),  40, 41, 48, 62 and 64. It is  understood  and agreed,  however, that  Subtenant  shall look to Landlord for the  furnishing  of services such as heat, air conditioning,  electricity,  cleaning and other building services, and
Sublandlord shall not be obligated to make any repairs to the Demised Premises.

9.   Subtenant  shall  be  entitled  to  all  of  the  rights  and  remedies  of
Sublandlord  as "Tenant" under the  Overlease.  To the extent  Landlord fails or refuses to perform its obligations under the Overlease, Sublandlord shall notify
Landlord, and Subtenant shall be entitled to participate with Sublandlord in the enforcement  of  Sublandlord's  rights,  if any,  against  Landlord  (and in any recovery or relief therein)  and/or  Subtenant shall be entitled to require that
Sublandlord  use its best  efforts to enforce the  Overlease  against  Landlord, provided,  however,  the foregoing shall not be deemed to require Sublandlord to commence a law suit or other proceeding to enforce the Overlease. Alternatively, at its discretion, Subtenant shall have the right to take such action in its own name and, for such  purpose,  all of the rights of  Sublandlord  to enforce such obligations  of  Landlord  under the  Overlease  are hereby  conferred  upon and assigned  to  Subtenant  and  Subtenant  hereby  is  subrogated  to such  rights
(including,  without  limitation,  the  benefit of any  recovery  or relief) and
Sublandlord  agrees to cooperate fully with Subtenant's  prosecution of any such action.

10.  Sublandlord and Subtenant  hereby  acknowledge and agree that this Sublease shall not  become  effective  until,  and is  expressly  conditioned  upon,  the delivery by Landlord of a written  agreement  from  Landlord,  (i) consenting to this  Sublease,  and (ii) stating that the Overlease is in full force and effect and that there are no  defaults  thereunder  (and  further  confirming  that the expiration  date of the Overlease is December 31,  2010),  (the  foregoing,  the
"LANDLORD'S  CONSENT").  Sublandlord  and Subtenant  acknowledge  and agree that
Subtenant  will only be  obligated to accept a form of  Landlord's  Consent that contain the foregoing terms and conditions.

11.  If Subtenant  holds over in possession  after the Expiration Date or sooner termination of the original term or of any extended term of this Sublease,  such holding over  hereafter  shall  continue upon the covenants and  conditions  set forth in the Overlease.

12.  Subtenant  may not (a) assign this  Sublease or (b) permit this Sublease to be assigned by operation  of law or  otherwise,  or (c) further  sublet all or a portion of the Demised Premises,  unless such assignment is effected pursuant to the terms of the Overlease,  provided, however, that it is understood and agreed that in the event of an  assignment  of the Sublease or further  sublease of the
Demised Premises (i) only Landlord (but not  Sublandlord)  shall have any rights to recapture the Demised Premises or terminate the Sublease,  (ii) only Landlord
(but not  Sublandlord)  shall  have any rights to receive  any  amounts  payable pursuant the  Overlease and (iii) the consent of  Sublandlord  must be obtained, however, such consent shall not be unreasonably withheld or delayed.

13.  All of the terms and  conditions  contained in this Sublease  shall for the purposes hereof, have the same meaning as is ascribed to them in the Overlease.

14.  Subtenant and  Sublandlord  warrant and represent to one another that there were no  brokers  or  finders  instrumental  in  consummating  the terms of this
Sublease  other than  Murray Hill  Properties,  LLC "MHP"  Commercial  Brokerage
Services and Rakow Commercial Realty Group,  Inc. (the "BROKER").  Subtenant and
Sublandlord  hereby agree to indemnify and to hold one another harmless from and against  any and all claims  for a  brokerage  or finder  fee or other  forms of compensation  arising out of any  conversation or negotiations  had by the other party with any broker or finder  other than  Broker.  Sublandlord  shall pay all fees or commissions due to Broker in connection with this Sublease in accordance with a separate agreement.

15.  In all  provisions  of the  Overlease  requiring the approval or consent of
Landlord,  Subtenant shall be required to obtain the approval or consent of both
Landlord  and  Sublandlord,  however,  Sublandlord  agrees  not to  unreasonably withhold or delay its consent.  Sublandlord agrees to reasonably  cooperate with
Subtenant in connection with obtaining any required consent of Landlord.

16.  This Sublease represent the entire agreement between the parties subject to the Overlease  with respect to the subject matter hereof and may not be changed, modified or amended unless in writing and signed by the parties thereto.

17.  In the  event  any  provision  of  this  Sublease  is  found  to be void or unenforceable by a court of competent jurisdiction,  the remaining provisions of this  Sublease  shall  nevertheless  be binding  upon the parties  with the same effect as though the void or unenforceable part had been severed and deleted.

18.  The  terms  of this  Sublease  are  for  the  benefit  of  Sublandlord  and
Subtenant, their respective directors,  officers, partners, and their respective legal representatives, heirs, administrators, successors, and assigns.

19.  This Sublease  shall be governed by and  construed in  accordance  with the laws of the State of New York, applicable to agreements made and to be performed entirely within New York.

20.  This Sublease shall be construed without regard to any rule of construction to the effect that an agreement shall be construed against the party who drafted such Sublease.

21.  Subtenant shall provide  Sublandlord and Landlord an insurance  certificate prior to the Commencement Date of the Sublease evidencing the insurance required by the Overlease. At Subtenant's sole cost and expense, Subtenant shall maintain
at  all  times  during  the  term  of  this  Sublease,   insurance  meeting  the
requirements of the Tenant under the Overlease.

22.  Subtenant shall indemnify and defend  Sublandlord and Landlord  against and hold  Sublandlord  and Landlord  harmless from all claims,  damages,  reasonable costs, demands,  liabilities and expenses (including reasonable attorney's fees)
in  respect  in the  non-performance  or  non-observance  of any of  Subtenant's obligations  under the Overlease  but only to the extent that these  obligations are  Subtenant's  responsibilities  pursuant  to the  terms  of  this  Sublease.
Sublandlord  agrees to indemnify and defend Subtenant against and hold Subtenant harmless from all claims,  damages,  reasonable costs, demands,  liabilities and
expenses   (including   reasonable   attorney's   fees)   in   respect   in  the
non-performance or non-observance of any of Sublandlord's  obligations under the
Overlease  but only to the  extent  that  these  obligations  are  Sublandlord's responsibilities pursuant to the terms of this Sublease.

23.  All  Base  Rent  and  other  amounts  of  money  payable  by  Subtenant  to
Sublandlord as provided  herein shall be paid on or before the due date thereof.
Sublandlord must continue to pay any and all rent and payments to Landlord on or before the due dates as reflected  within the  Overlease and  Sublandlord  shall indemnify  and defend  Subtenant  against and hold  Subtenant  harmless from any additional charges due to Landlord due to Sublandlord's  default for non-payment or untimely  payments  or failure to make  payments  except as may be  permitted under the Overlease.

24.  All notices and demands  which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and sent to the addresses set forth below,  or to such other address as a party may designate to the other party by written notice. All notices and demands from one party to the other shall be sent by either (i) nationally  recognized overnight courier, (ii)
first class mail or (iii) certified mail, return receipt requested, in each case with postage and fees prepaid.  A notice sent by certified mail (as above) shall be deemed given five (5) days after  mailing.  All other notices shall be deemed given when received (or when receipt is rejected).

If to Sublandlord:  WorldTravel,  1055 Lenox Park Blvd., Suite 420, Atlanta,  GA
30319, Attn: Mark Judson,  with a copy to WorldTravel,  2700 Patriot Blvd, Suite
200, Glenview, Illinois 60025, Attn: Legal Department.

If to Subtenant: Health Benefits Direct Corporation, 2900 Gateway Drive, Pompano
Beach, Florida, 33060, with a copy to Subtenant at the Demised Premises.

25.  Sublandlord  represents  and  warrants  to  Subtenant  that  (a) a true and complete copy of the Overlease (and all amendments and modifications thereto) in effect as of the date hereof has been furnished to Subtenant,  (b) the Overlease is in full force and  effect,  (c)  Sublandlord  is not in default of any of its obligations under the Overlease,  including,  without limitation, the payment of fixed rent or  Additional  Rent under the  Overlease,  (d)  Sublandlord  has not received any notice of default under the  Overlease,  and (e) Landlord is not in default of any of its obligations under the Overlease.

26.  Sublandlord  shall not voluntarily  terminate the Overlease except pursuant to a right of termination arising out of casualty or condemnation  expressly set forth in the Overlease and  Sublandlord  shall not amend or modify the Overlease without Subtenant's consent.  Sublandlord  covenants and agrees that Sublandlord shall not do or suffer or permit  anything to be done which would  constitute  a default  under the  Overlease  or would  cause the  Overlease  to be  cancelled, terminated, or forfeited by virtue of any rights of cancellation, termination or forfeiture  reserved  or  vested in  Landlord  under the  Overlease  or  subject
Subtenant to any liability or responsibility  for injury or damage to persons or property.  Except  in the  case of  Subtenant's  negligence,  Sublandlord  shall indemnify and hold Subtenant harmless from and against all losses,  liabilities, obligations,  claims, damages, penalties, fines, expenses and cost of every kind and  nature  (including,  without  limitation  reasonable  attorney's  fees  and disbursements)  incurred or suffered by Subtenant  which are due to or arise out of (i) any breach, violation, non-observance or non-performance of any covenant, condition or  agreement  contained  in this  Sublease or in the  Overlease to be fulfilled,  kept,  observed or performed  by  Sublandlord,  (ii) any  accidents, damages or injuries to persons or  property  in the Demised  Premises  caused by
Sublandlord or its officers,  employees, agents, contractors,  invitees, tenants or subtenants  (other than  Subtenant) or any person  claiming  through or under
Sublandlord or (iii) the  termination of the Overlease for any reason other than a  termination  of the  foregoing  caused by a default by  Subtenant  under this
Sublease or by reason of a casualty or  condemnation.  In the event of a default by Sublandlord under the Overlease,  Subtenant shall have the right, but not the obligation,  to cure such default and any amounts  incurred or paid by Subtenant to cure Sublandlord's defaults may be offset against any and all amounts of rent payable by Subtenant to Sublandlord under this Sublease.

27.  Subtenant  shall have the use, for the term of this Sublease,  workstations to accommodate at least fifty (50) employees at no additional charge. At the end of the term, workstations shall remain in the Premises, in the same condition in which they were delivered to Subtenant, normal wear and tear excepted.

28.  Sublandlord  agrees to continue to maintain the supplemental  HVAC unit, at
its  expense,   within  the   Premises  in  good   working   order  and  repair.
Notwithstanding  anything to the contrary  contained herein or in the Overlease,
Sublandlord  shall have no  responsibility  or liability  to  Subtenant  for any damages or  expenses  of any manner or type  resulting  from the  failure of the supplemental  HVAC,  including  damages  resulting  from one or more of the HVAC units  becoming  non-operational.  Provided,  however,  that  Sublandlord  shall undertake to repair the supplemental HVAC unit within a commercially  reasonable time after receipt of written notice from  Subtenant.  In addition,  Sublandlord makes no representation  or warranty that such  supplemental  units are adequate for sufficient cooling or heating to the Demised Premises.

     IN WITNESS WHEREOF,  the parties hereto have hereunto set their hands as of the day and year first above written.

                                     HEALTH BENEFITS DIRECT CORPORATION

                                     By: /s/ Scott Frohman
                                         ---------------------------------------
                                     Name:  Scott Frohman
                                     Title: CEO

                                     WORLDTRAVEL PARTNERS I, LLC

                                     By: /s/ Mark W. Judson
                                         ---------------------------------------
                                     Name:  Mark W. Judson
                                     Title: SVP, Administration

                                    EXHIBIT A

                                   Floor Plan

                                 (see attached)

                                    EXHIBIT B

                               Sublandlord's Work

o    Cause Demised Premises to be demised.

o    Sublandlord  to provide an  allowance  in the  amount of  $46,500.00  to go towards Subtenant  expenses for the installation of new carpet and paint in
     the  Demised  Premises.   Such  payment  shall  be  made  to  Subtenant  by
     Sublandlord  upon full execution of the Sublease and written Consent by the
     Landlord.